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                                                                Exhibit 10.9.1.2

                                     ANNEX A

                                Graham B. Perkins

                                Employment Terms

1.   1,300,000 shares of Common Stock.

2.   0 shares of Preferred Stock

3.   a check.

4.   $130,000.

5.   Commonwealth of Virginia

6.   650,000 shares of Common Stock.

7.   Vice President, Chief Financial Officer, Treasurer and Secretary

8.   Chief Executive Officer

9.   None

10.  $170,000

11.  120%

12. Performance Cause is applicable to the Executive. "Performance Cause" shall mean failure to achieve a minimum acceptable financial performance for the Company as determined by the Board for any period of 12 consecutive months for which financial statements are available; provided, however, that the Board shall determine in good faith if any adjustments thereto are necessary or appropriate to account for extraordinary or nonrecurring events (including but not limited to Acts of God, substantive information technology consulting industry events (e.g., materially adverse tax or regulatory changes), strikes, wars, terrorism, economic downturns) or other circumstances that should be included or disregarded in order to fairly determine whether the Company has failed to achieve such financial performance.

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